Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134607) of L-3 Communications Holdings, Inc. of our report dated March 27, 2009 relating to the financial statements of L-3 Communications Corporation Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
New York, New York
March 27, 2009